Exhibit 99.2

For Immediate Release

Ruth’s Hospitality Group, Inc. Completes Sale of

Mitchell’s Restaurants to Landry’s, Inc.

WINTER PARK, Fla. — (BUSINESS WIRE) — January 21, 2015-- Ruth’s Hospitality Group, Inc. (NASDAQ: RUTH) today announced that it has completed its previously announced sale of substantially all of the assets related to the Mitchell’s Fish Market and Mitchell’s/Cameron’s Steakhouse businesses.

The Company expects to file a Current Report on Form 8-K within four business days containing unaudited pro forma consolidated financial statements giving effect to the sale of substantially all of the assets related to the Mitchell’s Fish Market and Mitchell’s/Cameron’s Steakhouse businesses. Excluding customary transaction-related costs, the transaction is not expected to have a material impact on the Company’s previously stated fiscal 2014 guidance.

ABOUT RUTH’S HOSPITALITY GROUP, INC.

Ruth's Hospitality Group, Inc. (NASDAQ: RUTH) is a leading restaurant company, uniquely focused on the upscale dining segment and owns the Ruth's Chris Steak House concept. Ruth's Hospitality Group, Inc., headquartered in Winter Park, Florida, was founded in 1965 and currently has more than 140 Company-owned and franchisee-owned restaurants worldwide.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” that reflect, when made, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “targeting,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Similarly, statements herein that describe the Company’s objectives, plans or goals also are forward-looking statements. Actual results could differ materially from those projected, implied or anticipated by the Company’s forward-looking statements. For a discussion of risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013, which is available on the Securities and Exchange Commission’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. You should not assume that material events subsequent to the date of this press release have not occurred.

Contacts:

Media

Alecia Pulman

(646) 277-1220

apulman@icrinc.com

Investor Relations

Fitzhugh Taylor

(203) 682-8261

ftaylor@icrinc.com